EXHIBIT 21

Subsidiaries of the Company

The following is a list of the Company's significant subsidiaries as of December 13, 2006:

                                       Country of                Portion of
Name of Significant Subsidiary        Incorporation           Ownership Interest
------------------------------        -------------           ------------------

Ailuk Shipping Company Inc.           Marshall Islands            100%
Bikini Shipping Company Inc.          Marshall Islands            100%
Buenos Aires Compania Armadora S.A.   Panama                      100%
Cerada International S.A.             Panama                      100%
Changame Compania Armadora S.A.       Panama                      100%
Chorrera Compania Armadora S.A.       Panama                      100%
Cypres Enterprises Corp.              Panama                      100%
Darien Compania Armadora S.A.         Panama                      100%
Diana Shipping Services S.A.          Panama                      100%
Eaton Marine S.A.                     Panama                      100%
Eniwetok Shipping Company Inc.        Marshall Islands            100%
Husky Trading, S.A.                   Panama                      100%
Jaluit Shipping Company Inc.          Marshall Islands            100%
Panama Compania Armadora S.A.         Panama                      100%
Skyvan Shipping Company S.A.          Panama                      100%
Texford Maritime S.A.                 Panama                      100%
Urbina Bay Trading, S.A.              Panama                      100%
Vesta Commercial, S.A.                Panama                      100%
Kili Shipping Company Inc.            Marshall Islands            100%
Knox Shipping Company Inc.            Marshall Islands            100%
Lib Shipping Company Inc.             Marshall Islands            100%
Majuro Shipping Company Inc.          Marshall Islands            100%
Taka Shipping Company Inc.            Marshall Islands            100%
Bulk Carriers (USA) LLC               United States               100%
                                      (Delaware)





SK 23159 0002 730321